Filed Pursuant to Rule 424(b)(4)	Registration No. 333-286711

The information in this preliminary prospectus supplement and the accompanying prospectus, relating to an effective registration statement under the Securities Act of 1933, as amended, is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and we are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS SUPPLEMENT

(To the Prospectus dated April 23, 2025)

Subject To Completion	Dated May ___, 2025

Shares of Common Stock

NEXALIN TECHNOLOGY, INC.

We are offering under this prospectus supplement __________ shares of our common stock, par value $0.001 per share, at a price of $____ per share.

Our common stock is traded on The Nasdaq Capital Market under the symbol “NXL.” On May __, 2025, the last reported sales price of our common stock on The Nasdaq Capital Market was $_____ per share.

We are an “emerging growth company” as defined under U.S. federal securities laws and, as such, have elected to comply with reduced public company reporting requirements. This prospectus supplement complies with the requirements that apply to an issuer that is an emerging growth company.

As of May __, 2025, the aggregate market value of our outstanding common stock held by non-affiliates, or “public float,” was approximately $___ million, based upon _________ shares of our outstanding Common Stock held by non-affiliates at the per share price of $____, the closing sale price of our Common Stock on the Nasdaq Capital Market on _____, 2025, as calculated in accordance with General Instruction I.B.6 of Form S-3. We have not sold any securities pursuant to General Instruction I.B.6. of Form S-3 during the 12 calendar months prior to and including the date of this prospectus supplement. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell any securities in a public primary offering with a value exceeding one-third of our public float in any 12-month period unless our public float subsequently rises to $75.0 million or more.

INVESTING IN OUR COMMON STOCK INVOLVES A VERY HIGH DEGREE OF RISK. YOU SHOULD REVIEW CAREFULLY THE RISKS DESCRIBED IN “RISK FACTORS” BEGINNING ON PAGE S-5 OF THIS PROSPECTUS SUPPLEMENT AND INFORMATION INCLUDED AND INCORPORATED BY REFERENCE, INCLUDING, BUT NOT LIMITED TO, THE RISK FACTORS SPECIFIED IN OUR MOST RECENT ANNUAL REPORT ON FORM 10-K BEFORE INVESTING IN OUR COMMON STOCK.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

	Per Share		Total
Public offering price	$	__________	$	__________
Underwriting discounts and commissions (1)	$	__________	$	__________
Net proceeds to us (before expenses)	$	__________	$	__________

(1)	See “Underwriting” for a description of the compensation payable to the underwriters.

We have granted the underwriters an option for 45 days from the date of this prospectus supplement to purchase an additional ________ shares of our common stock. If the underwriters exercise this option, the total underwriting discounts and commissions payable by us will be $______ and the total net proceeds to us, before expenses, will be $________.

The underwriters expect to deliver the shares of common stock against payment in New York, New York, on or about May __, 2025.

Maxim Group LLC

The date of this prospectus supplement is May ___, 2025.

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

PROSPECTUS

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus are part of a “shelf” registration statement on Form S-3 (File No. 333-286711) that we initially filed with the Securities and Exchange Commission (“SEC”) on April 23, 2025, and that was declared effective by the SEC on April 29, 2025. This prospectus supplement describes the specific terms of this offering and also adds to, changes and updates information contained in the accompanying prospectus and the documents incorporated by reference herein. This prospectus supplement and the documents incorporated herein by reference include important information about us, the shares being offered, and other information you should know before investing in our common stock. The second part, the accompanying prospectus, gives more general information, some of which may not apply to this offering. Generally, when we refer to this “prospectus,” we are referring to both documents combined.

You should read this prospectus supplement, the accompanying prospectus, and the documents incorporated by reference into this prospectus supplement that we may authorize for use in connection with this offering, in their entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the sections of this prospectus supplement entitled “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

We and the underwriters are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the common stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of the common stock and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

You should note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference into this prospectus supplement and accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreement, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or any document incorporated by reference into this prospectus supplement that was filed with the SEC before the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in a filing we make with the SEC that adds to, updates or changes information contained in an earlier filing we made with the SEC — for example, a document incorporated by reference into this prospectus supplement — the statement in the filing we make with the SEC having the later date modifies or supersedes the earlier statement.

In this prospectus, unless the context requires otherwise, references to “we,” “us,” “our,” “Nexalin” or the “Company” refer to Nexalin Technology, Inc. and, where appropriate, its subsidiaries.

S-ii

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus, and the documents we incorporate by reference in this prospectus supplement contain forward-looking statements. Such statements include, but are not limited to, statements about future financial and operating results, plans, objectives, expectations and intentions, costs and expenses, outcome of contingencies, financial condition, results of operations, liquidity, cost savings, objectives of management, business strategies, clinical trial timing and plans, the achievement of clinical and commercial milestones, the advancement of our technologies and our products and product candidates, and other statements that are not historical facts. You can identify forward-looking statements by words such as “anticipate,” “believe,” “could,” “expect,” “intend,” “may,” “planned,” “potential,” “should,” “will,” “would” or the negative of those terms or other words of similar meaning. Such forward-looking statements are inherently subject to known and unknown risks and uncertainties. You should read statements that contain these words carefully because they discuss our future expectations or state other “forward-looking” information. We believe that it is important to communicate our future expectations to our investors. However, there may be events in the future that we are not able to accurately predict or control and our actual results may differ materially from the expectations we describe in our forward-looking statements. Before you invest in the securities, you should be aware that the occurrence of the events described in Item 1A, “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, and elsewhere in this prospectus, an accompanying prospectus supplement and in the information incorporated by reference, could have an adverse effect on our business, results of operations and financial condition. The forward-looking statements contained or incorporated by reference in this prospectus or an accompanying prospectus supplement relate only to circumstances as of the date on which the statements are made.

All subsequent written or oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We do not undertake any obligation to release publicly any revisions to these forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events, except as may be required under applicable U.S. securities law. If we do update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

These forward-looking statements include, though are not limited to, statements about future results of operations, financial position, research and development costs, regulatory approvals, stock exchange listing, capital requirements and our needs for additional financing.

We caution you that the aforementioned statements may not contain all of the forward-looking statements made in this prospectus supplement.

You should read this prospectus supplement and the documents that we reference in this prospectus supplement and have filed as exhibits to the registration statement, of which this prospectus supplement is a part, completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

S-iii

PROSPECTUS SUPPLEMENT SUMMARY

The information below is a summary of the more detailed information included elsewhere in or incorporated by reference into this prospectus supplement. Because this is only a summary, however, it does not contain all of the information that may be important to you. You should carefully read this prospectus supplement and the accompanying base prospectus, including the documents incorporated by reference, which are described under “Where You Can Find More Information” and “Information Incorporated by Reference” in this prospectus supplement. You should also carefully consider the matters discussed in the section in this prospectus supplement and our Annual Report on Form 10-K entitled “Risk Factors.”

Our Company

We are a medical device company engaged in the design and developments of innovative neurostimulation products to uniquely and effectively help combat the ongoing global mental health epidemic. We developed an easy-to-administer medical device — referred to as “Generation 1” or “Gen-1” — that utilizes bioelectronic medical technology to treat anxiety, insomnia and depression without the need for drugs or psychotherapy. Our original Gen-1 devices are cranial electrotherapy stimulation (CES) devices that emit a waveform at 4 milliamps during treatment and are presently classified by the U.S. Food and Drug Administration (the “FDA”) as a Class II device.

Medical professionals in the United States have utilized the Gen-1 device to administer treatment to patients in clinical settings. While the Gen-1 device had been cleared by the FDA to treat depression, anxiety, and insomnia, three prevalent and serious diseases, because of the FDA’s December 2019 reclassification of CES devices, the Gen-1 device was reclassified as a Class II device for the treatment of anxiety and insomnia. We are required to file a new application under Section 510(k) of the Federal Food, Drug and Cosmetic Act (“510(k) Application”) to be approved by the FDA for the sales and marketing of our devices for the treatment of anxiety and insomnia. In the FDA’s December 2019 reclassification ruling, the treatment of depression with our device will require a Class III certification and require a new PMA (premarket approval) and/or a new De Novo application to demonstrate safety and effectiveness.

While we continue providing services to medical professionals to support patients’ use of the Gen-1 devices which were in operation prior to December 2019, we are not making new sales or new marketing efforts of Gen-1 devices in the United States. We continue to derive revenue from devices which we sold or leased prior to the FDA’s December 2019 reclassification announcement. This revenue consists of monthly licensing fees and payments for the sale of electrodes and patient cables. We have paused marketing efforts for new sales of our Gen-1 device for treatment of anxiety and insomnia in the United States.

The waveform that comprises the basis of our “Generation 2” or “Gen-2” and new “Generation 3” or “Gen-3” headset devices is in Q-submission process for review by the FDA. This process allows Nexalin to get clear, specific, written feedback from the FDA on indications, device classification and clarity on the regulatory pathway and improves the efficiency and predictability of the regulatory pathway. The University of California, San Diego conducted a clinical study evaluating Nexalin’s Gen-2 tACS device, which provided positive results in reducing pain in veteran patients with Mild Traumatic Brain Injury (mTBI). We plan to conduct clinical trials for the Gen-3 device in the U.S. and we continue to consult with the FDA as part of the pre-submission process. If and when we obtain FDA clearance for the Gen-3 device, we intend to extend the development and commercialization of our devices for sale in the U.S. and other territories, given the potential unmet demand for the treatment of mental health conditions.

All determinations of the safety and efficacy of our devices in the United States are solely within the purview of the FDA.

Significant aspects of our ongoing operations and clinical trials and development programs are conducted in China, through a joint venture entity formed under the laws of Hong Kong, Nexalin Neurohealth Company Limited (“Joint Venture”), with Wider Come Limited (“Wider”). We own 48% of the equity of the Joint Venture entity, and Wider owns 52% of such equity. In September of 2021, the China National Medical Products Administration (the “NMPA”), the equivalent of the FDA, approved the Gen-2 device for marketing and sale in China for the treatment of insomnia and depression. These treatment indications and clearances from the NMPA have allowed Wider to market and sell the Gen-2 device in China for the treatment of insomnia and depression.

In addition to our core business model, we have also formed a Military & Government Advisory Board aimed at fostering and enhancing relationships within and throughout United States federal government and public sector organizations, including the U.S. Department of Defense, U.S. Department of Veterans Affairs, and U.S. Department of Health and Human Services. In conjunction with our ongoing clinical trials, our goals include the broad deployment of our devices within the U.S. military and government agencies.

Corporate Information

We were incorporated in the state of Nevada on October 19, 2010, and redomiciled in Delaware on December 21, 2021. Our principle executive office is located at 1776 Yorktown, Suite 550, Houston, Texas 77056, and our telephone number is (832) 260-0222. Our website address is www.nexalin.com. The information contained on or accessible through our website is not incorporated by reference into this prospectus, and you should not consider any information contained on, or that can be accessed through, our website as part of this prospectus or in deciding whether to purchase our common stock.

Implications of Being an Emerging Growth Company and a Smaller Reporting Company

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). We will remain an emerging growth company until the earlier of (i) the last day of the fiscal year following the fifth anniversary of the date of the first sale of our common stock pursuant to an effective registration statement under Securities Act of 1933, as amended (the “Securities Act”); (ii) the last day of the fiscal year in which we have total annual gross revenues of $1.235 billion or more; (iii) the date on which we have issued more than $1 billion in nonconvertible debt during the previous three years; or (iv) the date on which we are deemed to be a large accelerated filer under applicable SEC rules. We expect that we will remain an emerging growth company for the foreseeable future, but cannot retain our emerging growth company status indefinitely and will no longer qualify as an emerging growth company on or before the last day of the fiscal year following the fifth anniversary of the date of the first sale of our common stock pursuant to an effective registration statement under the Securities Act. For so long as we remain an emerging growth company, we are permitted and intend to rely on exemptions from specified disclosure requirements that are applicable to other public companies that are not emerging growth companies.

These exemptions include:

●	being permitted to provide only two years of audited financial statements, in addition to any required unaudited interim financial statements, with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure;

●	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended;

●	not being required to comply with the requirement of auditor attestation of our internal controls over financial reporting;

●	not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements;

●	reduced disclosure obligations regarding executive compensation; and

●	not being required to hold a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

We have taken advantage of certain reduced reporting requirements in this prospectus. Accordingly, the information contained herein may be different than the information you receive from other public companies in which you hold stock.

An emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. This allows an emerging growth company to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have irrevocably elected to avail ourselves of this extended transition period and, as a result, we will not be required to adopt new or revised accounting standards on the dates on which adoption of such standards is required for other public reporting companies.

We are also a “smaller reporting company” as defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and have elected to take advantage of certain of the scaled disclosure available for smaller reporting companies.

THE OFFERING

Common stock offered by us:	_________ shares of our common stock (or __________ shares if the underwriters exercise their option to purchase additional shares of common stock in full).

Offering price per share:	$_______ per share.

Common stock outstanding before this offering:	13,327,929 shares.

Common stock outstanding after this offering:	__________ shares (or ___________ shares if the underwriters exercise in full their overallotment option to purchase additional shares from us).

Option to purchase additional shares of our common stock:	We have granted the underwriters an overallotment option for a period of 45 days from the date of this prospectus supplement to purchase up to _________ additional shares of our common stock.

Use of Proceeds:	We intend to use the net proceeds of this offering, together with our existing cash and cash equivalents, for working capital and other general corporate purposes, including sales and marketing activities, product development and capital expenditures. See “Use of Proceeds.”

Risk Factors:

See the section titled “Risk Factors” on page S-5 in this prospectus supplement and the other information included in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus for a discussion of certain factors you should carefully consider before deciding to invest in shares of our common stock.

Market for our common stock:	Our shares of common stock are listed on the Nasdaq Capital Market under the symbol “NXL.” The closing sale price of our shares on May __, 2025, was $______.

The number of shares of our common stock that will be outstanding after this offering is based on 13,327,929 shares of common stock outstanding as of April 22, 2025 and excludes:

●	2,662,250 shares of common stock issuable upon exercise of outstanding warrants issued in our initial public offering;

●	1,988,375 shares of our common stock issuable upon the exercise of outstanding and vested stock options under the Company’s 2023 Equity Incentive Plan, as amended (the “2023 Plan”); and

●	Approximately 312,000 shares of our common stock that have been approved for grant under the 2023 Plan, but have not yet been issued.

This prospectus supplement reflects and assumes no exercise of outstanding options or warrants.

RISK FACTORS

Before purchasing any of the securities you should carefully consider the risk factors relating to our company described below and incorporated by reference in this prospectus from our Annual Report on Form 10-K for the year ended December 31, 2024, as well as the risks, uncertainties, and additional information set forth in other documents incorporated by reference in this prospectus. For a description of these reports and documents, and information about where you can find them, see “Where You Can Find More Information” and “Incorporation of Certain Documents By Reference.” Additional risks not presently known or that we presently consider to be immaterial could subsequently materially and adversely affect our financial condition, results of operations, business, and prospects.

Risks Associated with Our Capital Stock

If we are not able to comply with the applicable continued listing requirements or standards of The Nasdaq Stock Market, Nasdaq could delist our common stock.

Our shares of our common stock are listed on the Capital Market tier of the Nasdaq Stock Market, or Nasdaq, under the symbol “NXL.” Nasdaq has rules for continued listing, including, without limitation, minimum market capitalization, minimum stockholders’ equity and other requirements. In order to maintain that listing, we must satisfy minimum financial and other continued listing requirements and standards, including the Minimum Bid Price Rule (as discussed below) and those regarding director independence and independent committee requirements, minimum stockholders’ equity, and certain corporate governance requirements. There can be no assurances that we will be able to comply with the applicable listing standards.

Minimum Bid Price Requirement

We are required to maintain a minimum bid price of $1.00 per share. On May 10, 2023, the Company received written notice from Nasdaq notifying the Company that it was no longer in compliance with the minimum bid price requirement for continued listing on Nasdaq, as the closing bid price for the Company’s common stock was below $1.00 per share as set forth in the Nasdaq listing rules. After the Company was granted an extended period to regain compliance, the Company received notice from Nasdaq notifying the Company that it has regained compliance with Nasdaq’s minimum bid price requirement under Nasdaq Rule 5550(a)(2).

On September 23, 2024, we received a notice from Nasdaq notifying us that we were not in compliance with the Minimum Bid Price Rule. On October 31, 2024, the Company received notice from Nasdaq notifying the Company that it has regained compliance with Nasdaq’s minimum bid price requirement under Nasdaq Rule 5550(a)(2).

Minimum Stockholder Equity Requirement

Under the Nasdaq listing rules, we are also required to maintain stockholders’ equity of at least $2,500,000 (the “Minimum Stockholder Equity Rule”). In our Form 10-Q for the period ending March 31, 2024, we reported stockholders’ equity of $2,326,987. On May 16, 2024, we received a letter from the Listing Qualifications Department of Nasdaq notifying the Company that its stockholders’ equity as reported in such Quarterly Report did not satisfy the continued listing requirement under Nasdaq Listing Rule 5550(b)(1) for the Nasdaq Capital Market.

Pursuant to the Notice, the Company had 45 calendar days from the date of the Notice to submit a plan to regain compliance. On July 1, 2024, the Company submitted a plan to Nasdaq. As described in the Company’s submission to Nasdaq, and as set forth in the Current Report on Form 8-K filed by the Company on July 3, 2024, the Company consummated the public offering of 3 million shares of the Company’s common stock for total aggregate gross proceeds of approximately $5,250,000. On July 23, 2024, the Company received written notification from the Listing Qualifications Department of Nasdaq, confirming that, based on the information contained in the Company’s Form 8-K, filed with the SEC on July 16, 2024, the Company is now in compliance with the Minimum Stockholder Equity Rule.

Risks Related to This Offering

We have broad discretion in the use of the net proceeds from this offering.

Our management will have broad discretion in the application of the net proceeds from this offering. You will not have the opportunity, as part of your investment decision, to assess whether such proceeds are being used in a manner agreeable to you. You must rely on the judgment of our management regarding the use of the net proceeds of this offering, which may be used for corporate purposes that do not improve our profitability or increase the price of our shares of common stock. Such proceeds may also be placed in investments that do not produce income or that lose value. The failure to use such funds by us effectively could have a material adverse effect on our business, financial condition, operating results and cash flow.

Our stockholders may experience significant dilution as a result of future equity issuances and exercise of outstanding options.

In order to raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the price per share as prior issuances of common stock. We may not be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share previously paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock or securities convertible into common stock in future transactions may be higher or lower than the prices per share for previous issuances of common stock or securities convertible into common stock paid by certain investors. In addition, the exercise price of the Warrants for the Shares may be equal to or greater than the price per share previously paid by certain investors. You will incur dilution upon exercise of any outstanding stock options, warrants or upon the issuance of shares of common stock under our equity incentive programs. In addition, the issuance of the shares in this offering and any future sales of a substantial number of shares of our common stock in the public market, or the perception that such sales may occur, could adversely affect the price of our common stock. We cannot predict the effect, if any, that market sales of those shares of common stock or the availability of those shares for sale will have on the market price of our common stock.

If you purchase shares in this offering, you will suffer immediate and substantial dilution of your investment.

The price per share of our common stock in this offering may exceed the net tangible book value per share of our common stock outstanding prior to this offering. Therefore, if you purchase shares in this offering, you may pay a price per share that substantially exceeds our net tangible book value per share after this offering. To the extent shares are issued under outstanding options at exercise prices lower than the price of our common stock in this offering, you will incur further dilution.

The trading price of our common stock may be volatile, which could result in substantial losses for purchasers of our common stock in this offering and you could lose all or part of your investment.

The trading price of our common stock is likely to be highly volatile and could be subject to wide fluctuations in response to various factors, some of which are beyond our control, including limited trading volume. The stock market in general and the market for companies in our industry in particular have experienced extreme volatility that has often been unrelated to the operating performance of particular companies. In addition to the factors discussed in these “Risk Factors” sections, these factors include:

●	the commencement, enrolment or results of our planned and future clinical trials;

●	the loss of any of our key scientific or management personnel;

●	regulatory or legal developments in the United States, China and other countries;

●	the success of competitive products or technologies;

●	adverse actions taken by regulatory agencies with respect to our clinical trials or manufacturers;

●	changes or developments in laws or regulations applicable to our products and preclinical program;

●	changes to our relationships with collaborators, manufacturers or suppliers;

●	the results of our testing and clinical trials;

●	unanticipated safety concerns;

●	announcements concerning our competitors or our industry in general;

●	actual or anticipated fluctuations in our operating results;

●	changes in financial estimates or recommendations by securities analysts;

●	potential acquisitions;

●	the results of our efforts to discover, develop, acquire or in-license additional products;

●	the trading volume of our securities on Nasdaq;

●	sales of our common stock by us, our executive officers and directors or our stockholders or the anticipation that such sales may occur in the future;

●	general economic, political and market conditions and overall fluctuations in the financial markets in the United States or China;

●	stock market price and volume fluctuations of comparable companies and, in particular, those that operate in our industry;

●	investors’ general perception of us and our business; and

●	the other factors described in the “Risk Factors” sections of our Form 10-K for the year ended December 31, 2024, and in subsequent filings, which are incorporated by reference into this prospectus supplement.

These and other market and industry factors may cause the market price and demand for our common stock to fluctuate substantially, regardless of our actual operating performance, which may limit or prevent investors from selling their shares of our common stock at or above the price paid for the shares and may otherwise negatively affect the liquidity of our common stock. In addition, the stock market in general, and companies in our industry in particular, have experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of these companies.

Some companies that have experienced volatility in the trading price of their shares have been the subject of securities class action litigation. Any lawsuit to which we are a party, with or without merit, may result in an unfavorable judgment. We also may decide to settle lawsuits on unfavorable terms. Any such negative outcome could result in payments of substantial damages or fines, damage to our reputation or adverse changes to our business practices. Defending against litigation is costly and time-consuming and could divert our management’s attention and our resources. Furthermore, during litigation, there could be negative public announcements of the results of hearings, motions or other interim proceedings or developments, which could have a negative effect on the market price of our common stock.

USE OF PROCEEDS

We estimate that the net proceeds from the sale of ______ shares of our common stock in this offering will be approximately $_________ (or $______ if the underwriters exercise their overallotment option to purchase ________ additional shares in full), after deducting underwriting discounts and commissions and estimated offering expenses payable by us..

We intend to use the net proceeds from this offering for general corporate purposes, including working capital and capital expenditures.

As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses of the proceeds from this offering. Accordingly, we will retain broad discretion over the use of such proceeds.

DIVIDEND POLICY

We have never declared or paid any dividends on our common stock. We currently intend to retain all available funds and any future earnings for the operation and expansion of our business and, therefore, we do not anticipate declaring or paying dividends in the foreseeable future. The payment of dividends will be at the discretion of our board of directors and will depend on our results of operations, capital requirements, financial condition, prospects, contractual arrangements, any limitations on payment of dividends present in our future debt agreements, and other factors that our board of directors may deem relevant.

DILUTION

If you purchase common stock in this offering, your interest will be diluted to the extent of the difference between the price per share you pay in this offering and the net tangible book value per share of our common stock immediately after this offering.

Our net tangible book value as of December 31, 2024, was approximately $3.4 million, or approximately $.26 per share of our common stock. Our net tangible book value is the amount of our total tangible assets minus total liabilities. Net tangible book value per share as of December 31, 2024, is our net tangible book value divided by the number of shares of common stock outstanding as of December 31, 2024.

The information below is illustrative only. Our dilution following the closing of this offering will change based on the actual public offering price and other terms of this offering determined at pricing. You should read this table in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the financial statements and related notes included in our Form 10-K for the fiscal year ended December 31, 2024 and subsequent quarterly reports.

After giving effect to the sale of ______________ shares of our common stock pursuant to this prospectus in the aggregate amount of $__________ at an assumed price of $_____ per share, which was the last reported sale price of our common stock on Nasdaq on ________, 2025, and net of offering expenses payable by us (estimated at $125,000), and commissions, our as adjusted net tangible book value as of December 31, 2024, would have been approximately $_______ million, or approximately $____ per share of common stock. This amount represents an immediate increase in as adjusted net tangible book value of $____ per share of common stock to our existing stockholders and an immediate dilution of $______ per share of common stock to investors participating in this offering. We determine dilution per share of common stock to investors participating in this offering by subtracting as adjusted net tangible book value per share of common stock after giving effect to this offering from the public offering price per share of common stock paid by investors participating in this offering.

Assumed offering price per share	$	__________
Net tangible book value per share as of December 31, 2024		.26
Increase in net tangible book value per share attributable to this offering		__________
As adjusted net tangible book value per share after giving effect to this offering		__________
Dilution per share to new investors participating in this offering	$	__________

The table above assumes, for illustrative purposes, that an aggregate of __________ shares of our common stock are sold at an offering price of $______ per share, the last reported sale price of our common stock on the Nasdaq Capital Market on __________, 2025, for aggregate gross proceeds of $_____________. However, the shares sold in this offering, if any, will be sold from time to time at various prices.

The number of shares of our common stock outstanding is based on an aggregate of 13,303,523 shares of our common stock outstanding as December 31, 2024, and excludes:

●	2,662,250 shares of common stock issuable upon exercise of outstanding warrants issued in our initial public offering;

●	1,988,375 shares of our common stock issuable upon the exercise of outstanding and vested stock options under the Company’s 2023 Equity Incentive Plan, as amended (the “2023 Plan”); and

●	Approximately 312,000 shares of our common stock that have been approved for grant under the 2023 Plan, but have not yet been issued.

This prospectus reflects and assumes no exercise of outstanding options or warrants and that all such options and warrants have been or will be earned.

UNDERWRITING

We have entered into an underwriting agreement with Maxim Group LLC (“Maxim” or “representative”) as representative of each of the underwriters (“underwriters”) named below and as bookrunning manager for this offering. Subject to the terms and conditions set forth in the underwriting agreement among us and the underwriters, the underwriters have agreed to purchase, and we have agreed to sell to the underwriters, the number of shares of common stock at the public offering price, less the underwriting discounts and commissions, as set forth on the cover page of this prospectus supplement and below. The underwriting agreement will be filed as an exhibit to a Current Report on Form 8-K to be filed by us with the SEC in connection with this offering.

Underwriter	Number of Shares of Common Stock
Maxim Group LLC

Total

The underwriters are committed to purchasing all of the shares offered by us other than those covered by the over-allotment option described below, if they purchase any shares. The obligations of the underwriters may be terminated upon the occurrence of certain events specified in the underwriting agreement. Furthermore, pursuant to the underwriting agreement, the underwriters’ obligations are subject to customary conditions, representations and warranties contained in the underwriting agreement, such as receipt by the underwriters of officers’ certificates and legal opinions.

The shares should be ready for delivery on or about May __, 2025, against payment in immediately available funds. The underwriters are offering the shares subject to various conditions and may reject all or part of any order. The representative has advised us that the underwriters propose to offer the shares directly to the public at the public offering price that appears on the cover page of this prospectus supplement.

Over-Allotment Option

We have granted the underwriters an over-allotment option. The over-allotment option, which is exercisable for up to 45 days after the date of this prospectus supplement, permits the underwriters to purchase a maximum of ______ additional shares from us to cover over-allotments. If the underwriters exercise all or part of this option, they will purchase shares covered by the option at the initial public offering price that appears on the cover page of this prospectus supplement, less the underwriting discount. If this option is exercised in full, the total proceeds to us will be $__________, before deduction of underwriting discounts and expenses and other offering expenses. The underwriters have severally agreed that, to the extent the over-allotment option is exercised, they will each purchase a number of additional shares proportionate to the underwriter’s initial amount reflected in the foregoing table. To the extent the option is exercised and the conditions of the underwriting agreement are satisfied, we will be obligated to sell to the underwriters, and the underwriters will be obligated to purchase, these additional securities.

Discounts and Commissions

The following table shows the public offering price, underwriting discounts and proceeds, before expenses, to us. The information assumes either no exercise or full exercise by the underwriters of their over-allotment option.

	Per Share	Total Without Overallotment Option	Total With Overallotment Option
Public offering price
Underwriting discount (8%)
Net proceeds to us (before expenses)

We estimate that the expenses payable by us in connection with this offering, other than the underwriting discounts and commission referred to above, will be approximately $_______. Also, we have agreed to reimburse the underwriter for certain reasonable and documented expenses, and other out-of-pocket expenses, including the reasonable documented expenses of its legal counsel not to exceed $60,000.

Right of First Refusal

Subject to certain conditions, we granted the representative, for a period of 12 months after the date of the closing of this offering, a right of first refusal to act as sole managing underwriter and sole book runner, sole placement agent and/or sole sales agent, at the representative’s sole discretion, for each and every future public and private equity and debt offering, including all equity linked financings for us or any of our successors or subsidiaries. In accordance with FINRA Rule 5110(g)(6)(A), such right of first refusal shall not have a duration of more than three years from the effective date of the registration statement of which this prospectus forms a part.

Standstill and Lock-Up Agreements

Subject to certain limited exceptions, (i) we have agreed for a period of 60 days after the closing of this offering not to offer, issue, sell, contract to sell, encumber, grant any option for the sale of or otherwise dispose of any of our securities without Maxim’s prior written consent; and (ii) each of our directors, officers, and affiliates who are holders of our shares as of the date the underwriting agreement is executed (and all holders of securities exercisable for or convertible into shares of our common stock) has agreed, for a period of 120 days after the closing of this offering, subject to certain exceptions, not to offer, issue, sell, contract to sell, encumber, grant any option for the sale of or otherwise dispose of any of our securities, including shares of common stock issuable upon exercise of currently outstanding options granted to any such person; provided that our employees who are issued shares pursuant to our employee incentive plans that have vested or vest in the future are not subject to such restriction.

The underwriter may in its sole discretion and at any time without notice release some or all of the shares subject to lock-up agreements prior to the expiration of the lock-up period. When determining whether or not to release shares from the lock-up agreements, the underwriter will consider, among other factors, the security holder’s reasons for requesting release, the number of shares for which the release is being requested and market conditions at the time.

Our Relationships with the Underwriters

The underwriters and their affiliates may in the future engage in investment banking transactions and other commercial dealings in the ordinary course of business with us or our affiliates. The underwriters and their affiliates may in the future receive customary fees and commissions for these transactions.

In addition, in the ordinary course of its business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Indemnification

We have agreed to indemnify the underwriters against liabilities relating to the offering arising under the Securities Act and the Exchange Act, as well as liabilities arising from the material breach of any of the representations and warranties we make in the underwriting agreement, and to contribute to payments that the underwriters may be required to make for these liabilities.

Price Stabilization, Short Positions, and Penalty Bids

Certain SEC rules may limit the ability of the underwriters to bid for or purchase shares before the distribution of the shares is completed. However, the underwriters may engage in the following activities in accordance with the rules:

●	Stabilizing transactions. The representative may make bids or purchases for the purpose of pegging, fixing or maintaining the price of the shares, so long as stabilizing bids do not exceed a specified maximum.

●	Over-allotments and syndicate covering transactions. The underwriters may sell more shares of common stock in connection with this offering than the number of shares that they have committed to purchase. This over-allotment creates a short position for the underwriters. This short sales position may involve either “covered” short sales or “naked” short sales. Covered short sales are short sales made in an amount not greater than the underwriters’ over-allotment option to purchase additional shares in this offering described above. The underwriters may close out any covered short position either by exercising their over-allotment option or by purchasing shares in the open market. To determine how they will close the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market, as compared to the price at which they may purchase shares through the over-allotment option. Naked short sales are short sales in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that, in the open market after pricing, there may be downward pressure on the price of the shares that could adversely affect investors who purchase shares in this offering.

●	Penalty bids. If the representative purchases the shares in the open market in a stabilizing transaction or syndicate covering transaction, it may reclaim a selling concession from the underwriters and selling group members who sold those shares as part of this offering.

●	Passive market making. Market makers in the shares who are underwriters or prospective underwriters may make bids for or purchase the shares, subject to limitations, until the time, if ever, at which a stabilizing bid is made.

Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales or to stabilize the market price of our common stock may have the effect of raising or maintaining the market price of our common stock or preventing or mitigating a decline in the market price of our common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. The imposition of a penalty bid might also have an effect on the price of our common stock if it discourages resales of the shares.

Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the price of our common stock. These transactions may occur on the Nasdaq Capital Market or otherwise. If such transactions are commenced, they may be discontinued without notice at any time.

Electronic Distribution

This prospectus supplement and the accompanying prospectus in electronic format may be made available on a website maintained by the underwriters or selected dealers. In connection with this offering, the underwriter or selected dealers may distribute this prospectus supplement and the accompanying prospectus electronically. No forms of electronic prospectus other than this electronic prospectus supplement and the accompanying prospectus that are printable as Adobe® PDF will be used in connection with this offering.

Other than this prospectus supplement and accompanying prospectus in electronic format, the information on the underwriters’ (or any selected dealer’s) website and any information contained in any other website maintained by the underwriters is not part of the prospectus supplement, accompanying prospectus, or the registration statement of which this prospectus supplement and accompanying prospectus form a part, and has not been approved and/or endorsed by us or the underwriter in its capacity as underwriter and should not be relied upon by investors.

Selling Restrictions

No action has been taken in any jurisdiction (except in the United States) that would permit a public offering of our common stock, or the possession, circulation or distribution of this prospectus supplement, the accompanying prospectus or any other material relating to us or our common stock in any jurisdiction where action for that purpose is required. Accordingly, our common stock may not be offered or sold, directly or indirectly, and none of this prospectus supplement, the accompanying prospectus or any other offering material or advertisements in connection with our common stock may be distributed or published, in or from any country or jurisdiction, except in compliance with any applicable rules and regulations of any such country or jurisdiction.

European Economic Area. In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive, each a “Relevant Member State”, with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State, or the “Relevant Implementation Date”, our securities will not be offered to the public in that Relevant Member State prior to the publication of a prospectus in relation to our securities that has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that, with effect from and including the Relevant Implementation Date, an offer of our securities may be made to the public in that Relevant Member State at any time:

●	to any legal entity that is a qualified investor as defined in the Prospectus Directive;

●

to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the manager for any such offer; or

●	in any other circumstances which do not require the publication by the issuer of a prospectus pursuant to Article 3(2) of the Prospectus Directive, provided that no such offer of the securities shall require the issuer or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of securities to the public” in relation to any securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and securities to be offered so as to enable an investor to decide to purchase or subscribe securities, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State and the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in each Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

United Kingdom. In the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the Prospectus Directive) (i) who have professional experience in matters relating to investments falling within Article 19 (5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the Order), and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together, the relevant persons). This document must not be acted on or relied on in the United Kingdom by persons who are not relevant persons. In the United Kingdom, any investment or investment activity to which this document relates is only available to, and will be engaged in with, relevant persons.

Canada. The offering of our common stock in Canada is being made on a private placement basis in reliance on exemptions from the prospectus requirements under the securities laws of each applicable Canadian province and territory where our Securities may be offered and sold, and therein may only be made with investors that are purchasing, or deemed to be purchasing, as principal and that qualify as both an “accredited investor” as such term is defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario) and as a “permitted client” as such term is defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any offer and sale of our common stock in any province or territory of Canada may only be made through a dealer that is properly registered under the securities legislation of the applicable province or territory wherein our common stock is offered and/or sold or, alternatively, where such registration is not required.

Any resale of our common stock by an investor resident in Canada must be made in accordance with applicable Canadian securities laws, which require resales to be made in accordance with an exemption from, or in a transaction not subject to, prospectus requirements under applicable Canadian securities laws. These resale restrictions may under certain circumstances apply to resales of the common stock outside of Canada.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Upon receipt of this prospectus supplement, each Québec investor hereby confirms that it has expressly requested that all documents evidencing or relating in any way to the sale of the securities described herein (including for greater certainty any purchase confirmation or any notice) be drawn up in the English language only. Par la réception de ce document, chaque investisseur québecois confirme par les présentes qu’il a expressément exigé que tous les documents faisant foi ou se rapportant de quelque manière que ce soit à la vente des valeurs mobilières décrites aux présentes (incluant, pour plus de certitude, toute confirmation d’achat ou tout avis) soient rédigés en anglais seulement.

Japan. The securities have not been and will not be registered under Article 4, paragraph 1 of the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948), as amended (the “FIEL”) pursuant to an exemption from the registration requirements applicable to a private placement of securities to Qualified Institutional Investors (as defined in and in accordance with Article 2, paragraph 3 of the FIEL and the regulations promulgated thereunder). Accordingly, the securities may not be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan other than Qualified Institutional Investors. Any Qualified Institutional Investor who acquires securities may not resell them to any person in Japan that is not a Qualified Institutional Investor, and acquisition by any such person of securities is conditional upon the execution of an agreement to that effect.

Israel. This document does not constitute a prospectus under the Israeli Securities Law, 5728-1968, or the Securities Law, and has not been filed with or approved by the Israel Securities Authority. In the State of Israel, this document is being distributed only to, and is directed only at, and any offer of the shares is directed only at, investors listed in the first addendum, or the Addendum, to the Israeli Securities Law, consisting primarily of joint investment in trust funds, provident funds, insurance companies, banks, portfolio managers, investment advisors, members of the Tel Aviv Stock Exchange, underwriters, venture capital funds, entities with equity in excess of NIS 50 million and “qualified individuals”, each as defined in the Addendum (as it may be amended from time to time), collectively referred to as qualified investors (in each case purchasing for their own account or, where permitted under the Addendum, for the accounts of their clients who are investors listed in the Addendum). Qualified investors will be required to submit written confirmation that they fall within the scope of the Addendum, are aware of the meaning of same and agree to it.

Switzerland. The securities may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (the SIX) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the securities or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, or the securities have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of securities will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA, and the offer of securities has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (CISA). Accordingly, no public distribution, offering or advertising, as defined in CISA, its implementing ordinances and notices, and no distribution to any non-qualified investor, as defined in CISA, its implementing ordinances and notices, shall be undertaken in or from Switzerland, and the investor protection afforded to acquirers of interests in collective investment schemes under CISA does not extend to acquirers of securities.

Australia. No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (ASIC), in relation to the offering.

This prospectus does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the Corporations Act) and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act. Any offer in Australia of the securities may only be made to persons (the Exempt Investors) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the securities without disclosure to investors under Chapter 6D of the Corporations Act. The securities applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring securities must observe such Australian on-sale restrictions.

Taiwan. The securities have not been and will not be registered with the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which constitutes an offer within the meaning of the Securities and Exchange Act of Taiwan that requires a registration or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, give advice regarding or otherwise intermediate the offering and sale of the securities in Taiwan.

Notice to Prospective Investors in Hong Kong. The contents of this prospectus have not been reviewed by any regulatory authority in Hong Kong. You are advised to exercise caution in relation to the offer. If you are in any doubt about any of the contents of this prospectus, you should obtain independent professional advice. Please note that (i) our shares may not be offered or sold in Hong Kong, by means of this prospectus or any document other than to “professional investors” within the meaning of Part I of Schedule 1 of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) (SFO) and any rules made thereunder, or in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong) (CO) or which do not constitute an offer or invitation to the public for the purpose of the CO or the SFO, and (ii) no advertisement, invitation or document relating to our shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere) which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the SFO and any rules made thereunder.

Notice to Prospective Investors in the People’s Republic of China. This prospectus may not be circulated or distributed in the PRC and the shares may not be offered or sold and will not offer or sell to any person for re-offering or resale directly or indirectly to any resident of the PRC except pursuant to applicable laws, rules and regulations of the PRC. For the purpose of this paragraph only, the PRC does not include Taiwan and the special administrative regions of Hong Kong and Macau.

DESCRIPTION OF SECURITIES WE ARE OFFERING

Common Stock

We are offering shares of our common stock in this offering. The material terms and provisions of our common stock are described under the caption “Description of Common Stock” in the accompanying prospectus beginning on page 6.

Transfer Agent

Our transfer agent and registrar for our common stock is Continental Stock Transfer & Trust Company.

Listing

Our common stock is listed on The Nasdaq Capital Market under the symbol “NXL.”

LEGAL MATTERS

The validity of the securities being offered hereby will be passed upon for us by Warshaw Burstein, LLP, New York, New York.

EXPERTS

Marcum LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2024, as set forth in their report (which report includes an explanatory paragraph referring to the Company’s ability to continue as a going concern) which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Marcum LLP’s report, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities offered by this prospectus and any applicable prospectus supplement. This prospectus and any applicable prospectus supplement do not contain all of the information set forth in the registration statement and its exhibits and schedules in accordance with SEC rules and regulations. For further information with respect to us and the securities being offered by this prospectus and any applicable prospectus supplement, you should read the registration statement, including its exhibits and schedules. Statements contained in this prospectus and any applicable prospectus supplement, including documents that we have incorporated by reference, as to the contents of any contract or other document referred to are not necessarily complete, and, with respect to any contract or other document filed as an exhibit to the registration statement or any other such document, each such statement is qualified in all respects by reference to the corresponding exhibit. You should review the complete contract or other document to evaluate these statements. You may obtain copies of the registration statement and its exhibits via the SEC’s website at http://www.sec.gov.

We file annual, quarterly and current reports, proxy statements and other documents with the SEC under the Exchange Act. The SEC maintains a website that contains reports, proxy and information statements and other information regarding issuers, including us, that file electronically with the SEC. You may obtain documents that we file with the SEC at http://www.sec.gov. We also make these documents available on our website at www.nexalin.com. Our website and the information contained or accessible through our website is not incorporated by reference in this prospectus or any prospectus supplement, and you should not consider it part of this prospectus supplement.

INFORMATION INCORPORATED BY REFERENCE

SEC rules permit us to incorporate information by reference in this prospectus supplement. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus supplement, except for information superseded by information contained in this prospectus supplement itself or in any subsequently filed incorporated document. This prospectus supplement incorporates by reference the documents set forth below that we have previously filed with the SEC, other than information in such documents that is deemed to be furnished and not filed. These documents contain important information about us and our business and financial condition.

●	Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 14, 2025, as amended by Form 10-K/A, filed with the SEC on April 15, 2025;

●	The description of our common stock contained in our Registration Statement on Form 8-A12B, filed with the SEC on September 15, 2022, and any other amendment or report filed for the purpose of updating such description;

●	Current Reports on Form 8-K filed with the SEC on February 6, 2025 and April 17, 2025; and

●	Any future filings made with the SEC under Section 13(a), 13(c) or 15(d) of the Exchange Act.

Certain statements in and portions of this prospectus supplement update and replace information in the above listed documents incorporated by reference. Likewise, statements in or portions of a future document incorporated by reference in this prospectus supplement may update and replace statements in and portions of this prospectus supplement or the above listed documents.

We will provide you without charge, upon your written or oral request, a copy of any of the documents incorporated by reference in this prospectus supplement, other than exhibits to such documents which are not specifically incorporated by reference into such documents. Please direct your written or telephone requests to:

Nexalin Technology, Inc.

1776 Yorktown, Suite 550

Houston, TX 77056

(832) 260-0222

Our reports and documents incorporated by reference herein may also be found in the “Investors” section of our website at www.nexalin.com. The content of our website and any information that is linked to or accessible from our website (other than our filings with the SEC that are incorporated by reference, as set forth under “Incorporation of Certain Documents by Reference”) is not incorporated by reference into this prospectus supplement and you should not consider it a part of this prospectus supplement or the registration statement.

PROSPECTUS

NEXALIN TECHNOLOGY, INC.

$50,000,000 of Common Stock

We may offer and sell up to an aggregate of $50,000,000 of our common stock from time to time in one or more offerings.

This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide you with the specific terms of any offering in one or more supplements to this prospectus. The prospectus supplements will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this document. You should read this prospectus and any prospectus supplement, as well as any documents incorporated by reference into this prospectus or any prospectus supplement, carefully before you invest.

Our securities may be sold directly by us to you, through agents designated from time to time or to or through underwriters or dealers. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus and in the applicable prospectus supplement. If any underwriters or agents are involved in the sale of our securities with respect to which this prospectus is being delivered, the names of such underwriters or agents and any applicable fees, commissions or discounts and over-allotment options will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds that we expect to receive from such sale will also be set forth in a prospectus supplement.

Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell our securities in public primary offerings with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75.0 million. As of April 22, 2025 the aggregate market value of our outstanding common stock held by non-affiliates, or the public float, was approximately $29,333,474, based on 10,824,160 shares of our outstanding common stock that were held by non-affiliates on such date and a price of $2.71 per share, which was the price at which our common stock was last sold on the Nasdaq Capital Market on February 28, 2025, calculated in accordance with General Instruction I.B.6 of Form S-3. We have not offered any securities pursuant to General Instruction I.B.6 of Form S-3 during the twelve-month period that ends on and includes the date hereof. Our common stock is listed on The Nasdaq Capital Market under the symbol “NXL.”

On April 22, 2025, the last reported sale price of our common stock was $1.74 per share. The applicable prospectus supplement will contain information, where applicable, as to any other listing, if any, on The Nasdaq Capital Market or any securities market or other securities exchange of the securities covered by the prospectus supplement. Prospective purchasers of our securities are urged to obtain current information as to the market prices of our securities, where applicable.

Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should carefully consider the risks that we have described on page 5 of this prospectus under the caption “Risk Factors.” We may include specific risk factors in supplements to this prospectus under the caption “Risk Factors.” This prospectus may not be used to sell our securities unless accompanied by a prospectus supplement.

Currently, we are an “emerging growth company” as defined in Section 2(a) of the Securities Act of 1933, as amended, and are subject to reduced public company reporting requirements. Please read “Implications of Being an Emerging Growth Company.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 23, 2025

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, (the “SEC”), using a “shelf” registration process. Under this shelf registration process, we may offer and sell from time to time any combination of the securities described in this prospectus in one or more offerings in amounts, at prices and on terms that we determine at the time of the offering, with an aggregate offering price of up to $50,000,000. This prospectus provides you with a general description of the securities we may offer.

Each time we offer securities, we will provide a prospectus supplement that describes the terms of the relevant offering. The prospectus supplement also may add, update or change information contained in this prospectus. Before making an investment decision, you should read carefully both this prospectus and any prospectus supplement together with the documents incorporated by reference into this prospectus as described below under the heading “Information Incorporated by Reference.”

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

You should read both this prospectus and any accompanying prospectus supplement together with the additional information incorporated by reference. See “Where You Can Find More Information” and “Information Incorporated by Reference.” We have not authorized anyone to provide you with different information. You should not assume that the information in this prospectus or any supplement to this prospectus is accurate at any date other than the date indicated on the cover page of these documents or the filing date of any document incorporated by reference, regardless of its time of delivery. We are not making an offer to sell the securities in any jurisdiction where the offer or sale is not permitted.

We may sell our securities to or through underwriters, dealers or agents, directly to purchasers or through a combination of any of these methods of sale, as designated from time to time. We and our agents reserve the sole right to accept or reject in whole or in part any proposed purchase of our securities. An applicable prospectus supplement, which we will provide each time we offer the securities, will set forth the names of any underwriters, dealers or agents involved in the sale of our securities, and any related fee, commission or discount arrangements. See “Plan of Distribution.”

This summary highlights selected information from this prospectus and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus, the applicable prospectus supplement and any related free writing prospectus, including the risks of investing in our securities discussed under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus. You should also carefully read the information incorporated by reference into this prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part.

In this prospectus, unless the context requires otherwise, references to “we,” “us,” “our,” “Nexalin” or the “Company” refer to Nexalin Technology, Inc. and, where appropriate, its subsidiaries. Additionally, references to the “Board” refer to the board of directors of Nexalin Technology, Inc.

CAUTIONARY NOTE ABOUT FORWARD-LOOKING STATEMENTS

This prospectus, any accompanying prospectus supplement and the documents that are incorporated by reference may contain “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995 and other federal securities laws. Such statements include, but are not limited to, statements about future financial and operating results, plans, objectives, expectations and intentions, costs and expenses, outcome of contingencies, financial condition, results of operations, liquidity, cost savings, objectives of management, business strategies, clinical trial timing and plans, the achievement of clinical and commercial milestones, the advancement of our technologies and our products and product candidates, and other statements that are not historical facts. You can identify forward-looking statements by words such as “anticipate,” “believe,” “could,” “expect,” “intend,” “may,” “planned,” “potential,” “should,” “will,” “would” or the negative of those terms or other words of similar meaning. Such forward-looking statements are inherently subject to known and unknown risks and uncertainties. You should read statements that contain these words carefully because they discuss our future expectations or state other “forward-looking” information. We believe that it is important to communicate our future expectations to our investors. However, there may be events in the future that we are not able to accurately predict or control and our actual results may differ materially from the expectations we describe in our forward-looking statements. Before you invest in the securities, you should be aware that the occurrence of the events described in Item 1A, “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, and elsewhere in this prospectus, an accompanying prospectus supplement and in the information incorporated by reference, could have an adverse effect on our business, results of operations and financial condition. The forward-looking statements contained or incorporated by reference in this prospectus, or an accompanying prospectus supplement relate only to circumstances as of the date on which the statements are made.

All subsequent written or oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We do not undertake any obligation to release publicly any revisions to these forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events, except as may be required under applicable U.S. securities law. If we do update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

ABOUT NEXALIN tECHNOLOGY, INC.

Our Company

We are a medical device company engaged in the design and developments of innovative neurostimulation products to uniquely and effectively help combat the ongoing global mental health epidemic. We developed an easy-to-administer medical device — referred to as “Generation 1” or “Gen-1” — that utilizes bioelectronic medical technology to treat anxiety, insomnia and depression without the need for drugs or psychotherapy. Our original Gen-1 devices are cranial electrotherapy stimulation (CES) devices that emit a waveform at 4 milliamps during treatment and are presently classified by the U.S. Food and Drug Administration (the “FDA”) as a Class II device.

Medical professionals in the United States have utilized the Gen-1 device to administer treatment to patients in clinical settings. While the Gen-1 device had been cleared by the FDA to treat depression, anxiety, and insomnia, three prevalent and serious diseases, because of the FDA’s December 2019 reclassification of CES devices, the Gen-1 device was reclassified as a Class II device for the treatment of anxiety and insomnia. We are required to file a new application under Section 510(k) of the Federal Food, Drug and Cosmetic Act (“510(k) Application”) to be approved by the FDA for the sales and marketing of our devices for the treatment of anxiety and insomnia. In the FDA’s December 2019 reclassification ruling, the treatment of depression with our device will require a Class III certification and require a new PMA (premarket approval) and/or a new De Novo application to demonstrate safety and effectiveness.

While we continue providing services to medical professionals to support patients’ use of the Gen-1 devices which were in operation prior to December 2019, we are not making new sales or new marketing efforts of Gen-1 devices in the United States. We continue to derive revenue from devices which we sold or leased prior to the FDA’s December 2019 reclassification announcement. This revenue consists of monthly licensing fees and payments for the sale of electrodes and patient cables. We have paused marketing efforts for new sales of our Gen-1 device for treatment of anxiety and insomnia in the United States.

The waveform that comprises the basis of our “Generation 2” or “Gen-2” and new “Generation 3” or “Gen-3” headset devices is in Q-submission process for review by the FDA. This process allows Nexalin to get clear, specific, written feedback from the FDA on indications, device classification and clarity on the regulatory pathway and improves the efficiency and predictability of the regulatory pathway. The University of California, San Diego conducted a clinical study evaluating Nexalin’s Gen-2 tACS device, which provided positive results in reducing pain in veteran patients with Mild Traumatic Brain Injury (mTBI). We plan to conduct clinical trials for the Gen-3 device in the U.S. and we continue to consult with the FDA as part of the pre-submission process. If and when we obtain FDA clearance for the Gen-3 device, we intend to extend the development and commercialization of our devices for sale in the U.S. and other territories, given the potential unmet demand for the treatment of mental health conditions.

All determinations of the safety and efficacy of our devices in the United States are solely within the purview of the FDA.

Significant aspects of our ongoing operations and clinical trials and development programs are conducted in China, through a joint venture entity formed under the laws of Hong Kong, Nexalin Neurohealth Company Limited (“Joint Venture”), with Wider Come Limited (“Wider”). We own 48% of the equity of the Joint Venture entity, and Wider owns 52% of such equity. In September of 2021, the China National Medical Products Administration (the “NMPA”), the equivalent of the FDA, approved the Gen-2 device for marketing and sale in China for the treatment of insomnia and depression. These treatment indications and clearances from the NMPA have allowed Wider to market and sell the Gen-2 device in China for the treatment of insomnia and depression.

In addition to our core business model, we have also formed a Military & Government Advisory Board aimed at fostering and enhancing relationships within and throughout United States federal government and public sector organizations, including the U.S. Department of Defense, U.S. Department of Veterans Affairs, and U.S. Department of Health and Human Services. In conjunction with our ongoing clinical trials, our goals include the broad deployment of our devices within the U.S. military and government agencies.

Corporate Information

We were incorporated in the state of Nevada on October 19, 2010, and redomiciled in Delaware on December 21, 2021. Our principle executive office is located at 1776 Yorktown, Suite 550, Houston, Texas 77056, and our telephone number is (832) 260-0222. Our website address is www.nexalin.com. The information contained on or accessible through our website is not incorporated by reference into this prospectus, and you should not consider any information contained on, or that can be accessed through, our website as part of this prospectus or in deciding whether to purchase our common stock.

Implications of Being an Emerging Growth Company and Smaller Reporting Company

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). We will remain an emerging growth company until the earlier of (i) the last day of the fiscal year following the fifth anniversary of the date of the first sale of our common stock pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”); (ii) the last day of the fiscal year in which we have total annual gross revenues of $1.235 billion or more; (iii) the date on which we have issued more than $1 billion in nonconvertible debt during the previous three years; or (iv) the date on which we are deemed to be a large accelerated filer under applicable SEC rules. We expect that we will remain an emerging growth company for the foreseeable future, but cannot retain our emerging growth company status indefinitely and will no longer qualify as an emerging growth company on or before the last day of the fiscal year following the fifth anniversary of the date of the first sale of our common stock pursuant to an effective registration statement under the Securities Act. For so long as we remain an emerging growth company, we are permitted and intend to rely on exemptions from specified disclosure requirements that are applicable to other public companies that are not emerging growth companies.

These exemptions include:

●	being permitted to provide only two years of audited financial statements, in addition to any required unaudited interim financial statements, with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure;

●	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended;

●	not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements;

●	reduced disclosure obligations regarding executive compensation; and

●	not being required to hold a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

We have taken advantage of certain reduced reporting requirements in this prospectus. Accordingly, the information contained herein may be different than the information you receive from other public companies in which you hold stock.

An emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. This allows an emerging growth company to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have irrevocably elected to avail ourselves of this extended transition period and, as a result, we will not be required to adopt new or revised accounting standards on the dates on which adoption of such standards is required for other public reporting companies.

We are also a “smaller reporting company” as defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and have elected to take advantage of certain of the scaled disclosure available for smaller reporting companies.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the risks described in the documents incorporated by reference in this prospectus and any prospectus supplement, as well as other information we include or incorporate by reference into this prospectus and any applicable prospectus supplement, before making an investment decision. Our business, financial condition or results of operations could be materially adversely affected by the materialization of any of these risks. The trading price of our securities could decline due to the materialization of any of these risks, and you may lose all or part of your investment. This prospectus and the documents incorporated herein by reference also contain forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described in the documents incorporated herein by reference, including the risks described in Part I, Item 1A, Risk Factors in our most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2024, together with the other information set forth in this prospectus, and in the other documents that we include or incorporate by reference into this prospectus, as updated by our Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings we make with the SEC, the risk factors described under the caption “Risk Factors” in any applicable prospectus supplement and any risk factors set forth in our other filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, before making a decision about investing in our common stock. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. If any risks actually occur, our business, financial condition and results of operations may be materially and adversely affected. In such an event, the trading price of our common stock could decline and you could lose part or all of your investment.

For more information about our SEC filings, please see “Where You Can Find More Information” and “Incorporation by Reference.”

Additional risks not presently known or that we presently consider to be immaterial could subsequently materially and adversely affect our financial condition, results of operations, business, and prospects.

USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds from the sale of the securities offered hereby. Except as described in any prospectus supplement or any related free writing prospectus that we may authorize to be provided to you, we currently intend to use the net proceeds from the sale of the securities offered hereby for general corporate purposes, including working capital, operating expenses and capital expenditures. We may also use a portion of the net proceeds to acquire or invest in businesses and products that are complementary to our own, although we have no current plans, commitments or agreements with respect to any acquisitions as of the date of this prospectus. We will set forth in the applicable prospectus supplement or free writing prospectus our intended use for the net proceeds received from the sale of any securities sold pursuant to the prospectus supplement or free writing prospectus. We intend to invest the net proceeds to us from the sale of securities offered hereby that are not used as described above in short-term, investment-grade, interest-bearing instruments.

DESCRIPTION OF COMMON STOCK

The following description of our common stock and certain provisions of our amended and restated certificate of incorporation and amended and restated bylaws are summaries. You should also refer to the amended and restated certificate of incorporation and bylaws, which are filed as exhibits to the registration statement of which this prospectus is part.

General

The following summary sets forth some of the general terms of our common stock. Because this is a summary, it does not contain all of the information that may be important to you. For a more detailed description of our common stock, you should read our amended and restated certificate of incorporation and the amended and restated bylaws, each of which is an exhibit to our Annual Report on Form 10-K and the applicable provisions of the Delaware General Corporation Law (the “DGCL”).

Our Certificate of Incorporation, as amended to date, we are authorized to issue 100,000,000 shares of common stock, $0.001 par value per share.

Outstanding Shares

As of April 22, 2025, we had 13,327,929 shares of common stock outstanding, held of record by 828 stockholders.

Voting Rights

Each holder of common stock is entitled to one vote for each share on all matters submitted to a vote of the stockholders. The affirmative vote of holders of at least 66% of the voting power of all of the then-outstanding shares of capital stock, voting as a single class, will be required to amend certain provisions of our amended and restated certificate of incorporation, including provisions relating to amending our amended and restated bylaws, the classified board, the size of our board, removal of directors, director liability, vacancies on our board, special meetings, stockholder notices, actions by written consent and exclusive forum.

Dividends

Holders of our common stock are entitled to receive ratably any dividends that our board of directors may declare out of funds legally available for that purpose.

Liquidation

In the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to share ratably in all assets remaining after payment of liabilities.

Rights and Preferences

Holders of our common stock have no pre-emptive, conversion, subscription or other rights, and there are no redemption or sinking fund provisions applicable to our common stock. The rights, preferences and privileges of the holders of our common stock are subject to and may be adversely affected by the rights of the holders of shares of any series of preferred stock that we may designate in the future.

Fully Paid and Nonassessable

All outstanding shares of our common stock are fully paid and non-assessable, and the shares of common stock to be issued upon completion of this offering will be fully paid and non-assessable.

Anti-Takeover Provisions

Certificate of Incorporation and Bylaws to be in Effect Immediately Prior to Completion of this Offering

Our amended certificate of incorporation and amended and restated bylaws:

●	provide that the authorized number of directors may be changed only by resolution of our board of directors;

●	provide that directors may only be removed for cause, which removal may be effected, subject to any limitation imposed by law, by the holders of at least 66% of the voting power of all of our then-outstanding shares of the capital stock entitled to vote generally at an election of directors;

●	provide that all vacancies, including newly created directorships, may, except as otherwise required by law, be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum;

●	require that any action to be taken by our stockholders must be effected at a duly called annual or special meeting of stockholders and not be taken by written consent or electronic transmission;

●	provide that stockholders seeking to present proposals before a meeting of stockholders or to nominate candidates for election as directors at a meeting of stockholders must provide advance notice in writing, and also specify requirements as to the form and content of a stockholder’s notice;

●	provide that special meetings of our stockholders may be called only by the chairman of our board of directors, our chief executive officer or president or by our board of directors pursuant to a resolution adopted by a majority of the total number of authorized directors; and

●	not provide for cumulative voting rights, therefore allowing the holders of a majority of the shares of common stock entitled to vote in any election of directors to elect all of the directors standing for election if they should so choose.

The amendment of any of these provisions would require approval by the holders of at least 66% of the voting power of all our then-outstanding common stock entitled to vote generally in the election of directors, voting together as a single class.

The combination of these provisions will make it more difficult for our existing stockholders to replace our board of directors as well as for another party to obtain control of us by replacing our board of directors. Because our board of directors has the power to retain and discharge our officers, these provisions could also make it more difficult for existing stockholders or another party to effect a change in management.

These provisions are intended to enhance the likelihood of continued stability in the composition of our board of directors and its policies and to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to reduce our vulnerability to hostile takeovers and to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for our shares and may have the effect of delaying changes in our control or management. As a consequence, these provisions may also inhibit fluctuations in the market price of our stock that could result from actual or rumored takeover attempts. We believe that the benefits of these provisions, including increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure our company, outweigh the disadvantages of discouraging takeover proposals, because negotiation of takeover proposals could result in an improvement of their terms.

Section 203 of the Delaware General Corporation Law

We are subject to Section 203 of the DGCL, which prohibits a Delaware corporation from engaging in a business combination with any interested stockholder for a period of three years following the date the person became an interested stockholder, with the following exceptions:

●	before such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested holder;

●	upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction began, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned (a) by persons who are directors and also officers and (b) pursuant to employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; and

●	on or after such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of at least 66% of the outstanding voting stock that is not owned by the interested stockholder.

In general, Section 203 of the DGCL defines business combination to include the following:

●	any merger or consolidation involving the corporation and the interested stockholder;

●	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

●	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

●	any transaction involving the corporation that has the effect of increasing the proportionate share of the stock or any class or series of the corporation beneficially owned by the interested stockholder; and

●	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits by or through the corporation.

In general, Section 203 of the DGCL defines an “interested stockholder” as an entity or person who, together with the entity’s or person’s affiliates and associates, beneficially owns, or is an affiliate of the corporation and within three years prior to the time of determination of interested stockholder status did own, 15% or more of the outstanding voting stock of the corporation.

The statute could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire us even though such a transaction may offer our stockholders the opportunity to sell their stock at a price above the prevailing market price.

A Delaware corporation may “opt out” of these provisions with an express provision in its certificate of incorporation. We have not opted out of these provisions, which may as a result, discourage or prevent mergers or other takeover or change of control attempts of us.

Choice of Forum

Our amended and restated certificate of incorporation provides that the Court of Chancery of the State of Delaware is the exclusive forum for any derivative action or proceeding brought on our behalf; any action asserting a breach of fiduciary duty; any action asserting a claim against us or any of our directors, officers, employees or agents arising under the DGCL, our amended and restated certificate of incorporation or our amended and restated bylaws; any action or proceeding to interpret, apply, enforce or determine the validity of our amended and restated certificate of incorporation or our amended and restated bylaws; and any action asserting a claim against us that is governed by the internal affairs doctrine. Our amended and restated certificate of incorporation further provides that the federal district courts of the United States of America will be the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act. The enforceability of similar choice of forum provisions in other companies’ certificates of incorporation has been challenged in legal proceedings, and it is possible that, in connection with one or more actions or proceedings described above, a court could find the choice of forum provisions contained in our amended and restated certificate of incorporation to be inapplicable or unenforceable.

Transfer Agent and Registrar

Our transfer agent and registrar for our common stock and warrants is Continental Stock Transfer & Trust Company.

Exchange Listing

Our common stock is listed on the Nasdaq Capital Market under the symbol “NXL.”

PLAN OF DISTRIBUTION

We may sell the securities covered by this prospectus directly to purchasers or through underwriters, broker-dealers, or agents, who may receive compensation in the form of discounts, concessions, or commissions from us. These discounts, concessions, or commissions as to any particular underwriter, broker-dealer, or agent may be in excess of those customary in the types of transactions involved. In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing stockholders.

The securities may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions which may involve crosses or block transactions.

If underwriters are used in an offering of securities, such offered securities may be resold in one or more transactions:

●	on any national securities exchange or quotation service on which the common stock may be listed or quoted at the time of sale, including, as of the date of this prospectus, the Nasdaq Capital Market in the case of the common stock;

●	in the over-the-counter market;

●	in transactions otherwise than on these exchanges or services or in the over-the-counter market; or

●	through the writing of options, whether the options are listed on an options exchange or otherwise.

Each prospectus supplement will state the terms of the offering, including, but not limited to:

●	the names of any underwriters, dealers, or agents;

●	the public offering or purchase price of the securities and the net proceeds that we will receive from the sale;

●	any underwriting discounts and commissions or other items constituting underwriters’ compensation;

●	any discounts, commissions, or fees allowed or paid to dealers or agents; and

●	any securities exchange on which the offered securities may be listed.

If we sell securities to underwriters, we will execute an underwriting agreement with them at the time of the sale and will name them in the applicable prospectus supplement. In connection with these sales, the underwriters may be deemed to have received compensation in the form of underwriting discounts and commissions. The underwriters also may receive commissions from purchasers of securities for whom they may act as agent. Unless we specify otherwise in the applicable prospectus supplement, the underwriters will not be obligated to purchase the securities unless the conditions set forth in the underwriting agreement are satisfied, and if the underwriters purchase any of the securities offered by such prospectus supplement, they will be required to purchase all of such offered securities. The underwriters may acquire the securities for their own account and may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or varying prices determined at the time of sale. The underwriters may sell the securities to or through dealers, and those dealers may receive discounts, concessions, or commissions from the underwriters as well as from the purchasers for whom they may act as agent.

We may designate agents who agree to use their reasonable efforts to solicit purchasers for the period of their appointment or to sell securities on a continuing basis. We may also sell securities directly to one or more purchasers without using underwriters or agents.

Under agreements entered into with us, underwriters and agents may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution for payments the underwriters or agents may be required to make. The underwriters, agents, and their affiliates may engage in financial or other business transactions with us and our subsidiaries in the ordinary course of business.

The aggregate proceeds to us from the sale of the securities will be the purchase price of the securities less discounts and commissions, if any.

In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain, or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may over allot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions, or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.

The applicable prospectus supplement may provide that the original issue date for your securities may be more than three scheduled business days after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the third business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle in more than three scheduled business days after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement.

The securities may be new issues of securities and may have no established trading market. The securities may or may not be listed on a national securities exchange. We can make no assurance as to the liquidity of or the existence of trading markets for any of the securities.

In order to comply with the securities laws of some states, if applicable, the shares of common stock offered by this prospectus must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution.

LEGAL MATTERS

The validity of the securities being offered hereby will be passed upon for us by Warshaw Burstein, LLP, New York, New York.

EXPERTS

Marcum LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2024, as set forth in their report (which report includes an explanatory paragraph referring to the Company’s ability to continue as a going concern) which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Marcum LLP’s report, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities offered by this prospectus and any applicable prospectus supplement. This prospectus and any applicable prospectus supplement do not contain all of the information set forth in the registration statement and its exhibits and schedules in accordance with SEC rules and regulations. For further information with respect to us and the securities being offered by this prospectus and any applicable prospectus supplement, you should read the registration statement, including its exhibits and schedules. Statements contained in this prospectus and any applicable prospectus supplement, including documents that we have incorporated by reference, as to the contents of any contract or other document referred to are not necessarily complete, and, with respect to any contract or other document filed as an exhibit to the registration statement or any other such document, each such statement is qualified in all respects by reference to the corresponding exhibit. You should review the complete contract or other document to evaluate these statements. You may obtain copies of the registration statement and its exhibits via the SEC’s website at http://www.sec.gov.

We file annual, quarterly and current reports, proxy statements and other documents with the SEC under the Exchange Act. The SEC maintains a website that contains reports, proxy and information statements and other information regarding issuers, including us, that file electronically with the SEC. You may obtain documents that we file with the SEC at http://www.sec.gov. We also make these documents available on our website at www.nexalin.com. Our website and the information contained or accessible through our website is not incorporated by reference in this prospectus or any prospectus supplement, and you should not consider it part of this prospectus or any prospectus supplement.

INFORMATION INCORPORATED BY REFERENCE

SEC rules permit us to incorporate information by reference in this prospectus and any applicable prospectus supplement. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus and any applicable prospectus supplement, except for information superseded by information contained in this prospectus or any applicable prospectus supplement itself or in any subsequently filed incorporated document. This prospectus and any applicable prospectus supplement incorporate by reference the documents set forth below that we have previously filed with the SEC, other than information in such documents that is deemed to be furnished and not filed. These documents contain important information about us and our business and financial condition.

●	Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 14, 2025, as amended by Form 10-K/A, filed with the SEC on April 15, 2025;

●	The description of our common stock contained in our Registration Statement on Form 8-A12B, filed with the SEC on September 15, 2022, and any other amendment or report filed for the purpose of updating such description;

●	Current Reports on Form 8-K filed with the SEC on February 6, 2025 and April 17, 2025; and

●	Any future filings made with the SEC under Section 13(a), 13(c) or 15(d) of the Exchange Act.

Certain statements in and portions of this prospectus update and replace information in the above listed documents incorporated by reference. Likewise, statements in or portions of a future document incorporated by reference in this prospectus may update and replace statements in and portions of this prospectus or the above listed documents.

We will provide you without charge, upon your written or oral request, a copy of any of the documents incorporated by reference in this prospectus, other than exhibits to such documents which are not specifically incorporated by reference into such documents. Please direct your written or telephone requests to:

Nexalin Technology, Inc.

1776 Yorktown, Suite 550

Houston, TX 77056

(832) 260-0222

Our reports and documents incorporated by reference herein may also be found in the “Investors” section of our website at www.nexalin.com. The content of our website and any information that is linked to or accessible from our website (other than our filings with the SEC that are incorporated by reference, as set forth under “Incorporation of Certain Documents by Reference”) is not incorporated by reference into this prospectus or any applicable prospectus supplement and you should not consider it a part of this prospectus, any applicable prospectus supplement, or the registration statement.